Exhibit 99.1

CalAmp Reports Fiscal 2019 First Quarter Financial Results

Record quarterly revenue of $94.9 million, up 8% year-over-year

Q1 Software & Subscription Services revenue of $18.5 million, up 15% sequentially

IRVINE, CA, June 27, 2018 -- CalAmp (Nasdaq: CAMP), a technology solutions pioneer transforming the global connected economy, today reported its financial results for its fiscal 2019 first quarter ended May 31, 2018.

“We are pleased to be off to a solid start in the new fiscal year. We experienced strong momentum in our Software and Subscription Services (SaaS) business, which helped drive our revenue to a new quarterly record.  Our SaaS contract backlog along with continued strength in our LoJack Italia operations, have set the stage for strong growth in subscription revenue through this fiscal year,” said Michael Burdiek, President and Chief Executive Officer. “Further, we continue to experience consistent revenue growth in our Telematics Systems business, due to persistent demand for MRM Telematics and Network and OEM products.”

Q1 2019 Financial & Business Highlights

•	Consolidated revenue of $94.9 million, up 8% year over year, and at the high end of our guidance range.
•	GAAP net income of $8.5 million or $0.23 per diluted share, compared to a net loss of $2.7 million or $(0.08) per diluted share for the prior year period.
•	Adjusted basis net income of $10.5 million or $0.29 per diluted share, compared to $10.4 million or $0.29 per diluted share for the prior year period.
•	Telematics Systems revenue for the first quarter was $76.4 million driven by continued growth in our MRM Telematics product revenue, which was up 24% year-over-year.
•

Software & Subscription Services revenue for the first quarter was $18.5 million or 20% of total revenue and up 15% sequentially. Revenue growth was driven by our LoJack Italia business and freight transport subscriber additions.

•	Operating cash flow for the first quarter was $30.9 million, an increase of 183% over the prior year.
•	Adjusted EBITDA for the first quarter was $12.2 million and Adjusted EBITDA margin was 13%.
•

Free cash flow for the first quarter was $28.8 million including a non-operating gain of $13.3 million from a settlement with a former LoJack supplier, which represents an increase of 226% over the prior year period.

•

Our Board of Directors authorized a one year share repurchase program under which we may repurchase up to $30 million of outstanding common stock. Under this program, we repurchased 270,000 shares at an average share price of $21.15 for a total cost of $5.7 million during the first quarter.

•

We announced a CrashBoxx land and expand program for all compatible CalAmp devices, enabling the vast majority of customers to receive automated crash notifications and CrashBoxx Portal access for the on-line purchase of accident reconstruction reports.

•	We commenced a plan to accelerate the realignment of our global operations and sales organization to drive synergies and further establish a foundation for future growth.

CalAmp Reports Fiscal Year 2019 First Quarter Financial Results

Summary Financial Information:
(In thousands except per share amounts)

	Three Months Ended
	May 31,
Description	2018	2017

Revenues:
Telematics Systems	$76,352	$71,996
Software & Subscription Services	18,536	16,085
	$94,888	$88,081

Gross margin	40%	43%

Net income (loss)	$8,511	$(2,654)
Net income (loss) per diluted share	$0.23	$(0.08)

Non-GAAP measures:
Adjusted basis net income	$10,486	$10,396
Adjusted basis net income per diluted share	$0.29	$0.29
Adjusted EBITDA	$12,177	$13,181
Adjusted EBITDA margin	13%	15%

	As of May 31,	As of February 28,
Description	2018	2018

Cash and marketable securities	$178,770	$156,003
Working capital	193,034	180,356
Deferred revenue	43,765	34,520
1.625% convertible senior unsecured notes (carrying value)	156,230	154,299

Fiscal 2019 Second Quarter Business Outlook
(In thousands except per share amounts)

	Range
Description	Low	High

GAAP financial information:
Revenues	$93,000	$98,000
Net income per diluted share	$0.10	$0.16

Non-GAAP financial information:
Adjusted EBITDA	$11,000	$15,000
Adjusted basis net income per diluted share	$0.25	$0.31

CalAmp Reports Fiscal Year 2019 First Quarter Financial Results

Effective March 1, 2018, we adopted the new revenue recognition standard entitled Accounting Standards Update 2014-09, Revenue from Contracts with Customers (“ASC 606”). The Fiscal 2019 Second Quarter Business Outlook reflects the effects of adopting this new accounting standard.  In the second quarter and fiscal year 2019, we do not expect ASC 606 to have a material impact on our revenue.

The second quarter GAAP-basis net income per diluted share guidance range above includes the expected gain of approximately $5.0 million for the final installment of the legal settlement with a former LoJack supplier.  This expected fiscal 2019 second quarter non-operating gain is excluded from the Non-GAAP Adjusted EBITDA and Adjusted basis net income per diluted share guidance range above. In addition, the total expense incurred in relation to our cost savings plan was $3.4 million for the first quarter of fiscal 2019.  For the second quarter of this fiscal year, we do not expect this plan will have any material impact on our financial results.

Conference Call and Webcast

We are hosting a conference call for analysts and investors to discuss our fiscal 2019 first quarter results and outlook for our second quarter at 1:30 p.m. Pacific Time today.  Participants can listen in via webcast by visiting the Investor Relations section of our website at www.calamp.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the webcast will be available for 30 days after the call.  The conference call can also be accessed by dialing 855-302-8830 (+1-330-871-6073 for international callers) and using the Conference ID# 4685079. Following the call, an audio replay will also be available by calling 855-859-2056 or +1-404-537-3406 and entering the Conference ID# 4685079. The audio replay will be available through July 11, 2018.

About CalAmp

CalAmp (Nasdaq: CAMP) is a technology solutions pioneer transforming the global connected economy. We help reinvent business and improve lives around the globe with technology solutions that streamline complex IoT deployments and bring intelligence to the edge.  Our software applications, scalable cloud services, and intelligent devices collect and assess business-critical data from mobile assets, cargo, companies, cities and people. We call this The New How, powering autonomous IoT interaction, facilitating efficient decision making, optimizing resource utilization, and improving road safety.  CalAmp is headquartered in Irvine, California and has been publicly traded since 1983. LoJack is a wholly owned subsidiary of CalAmp. For more information, visit calamp.com, or LinkedIn, Twitter, YouTube or CalAmp Blog.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning CalAmp. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our plans, objectives and intentions with respect to future operations and products, (ii)  our competitive position and opportunities, and (iii) other statements identified by words such as “may”, “will”, “expect”, “intend”, “plan”, “potential”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “predict” “project”, “aim”, “goal”, “outlook” and similar words, phrases or expressions. These forward-looking statements are based on management’s current expectations and beliefs, as well as assumptions made by, and information currently available to, management, current market trends and market conditions, and involve risks and uncertainties, many of which are outside our control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect future results include any risks associated with global economic conditions and concerns; competitive pressures; pricing declines; rates of growth in our target markets; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margins; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage

CalAmp Reports Fiscal Year 2019 First Quarter Financial Results

associated with resolving customer product, warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature. Other risks and uncertainties are detailed in our periodic public filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to, our Annual Report on Form 10-K for the year ended February 28, 2018, filed with the SEC on May 10, 2018. You may obtain these filings at the SEC’s website at http://www.sec.gov.  We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

“GAAP" refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the SEC. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. These non-GAAP financial measures are provided in addition to, and not as a substitute for measures of financial performance prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted Basis net income, Adjusted Basis net income per diluted share, Adjusted EBITDA (Earnings Before Interest Income, Interest Expense, Income Taxes, Depreciation, Amortization, stock-based compensation, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation provisions, gain from legal settlement, restructuring charges and certain other adjustments as detailed in the accompanying non-GAAP reconciliation), and Adjusted EBITDA margin. Adjusted Basis net income excludes the impact of intangible asset amortization expense, stock-based compensation, non-cash interest from amortization of debt discount, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation provisions, gain on legal settlement, restructuring charges and certain other adjustments as shown in the non-GAAP reconciliation provided in the table at the end of this press release.  We use these non-GAAP financial measures to enhance the investor’s overall understanding of the financial performance and future prospects of our core business activities. Management does not believe that these items are reflective of our underlying performance. However, internally, these non-GAAP measures are significant measures used by management for purposes of evaluating our core operating performance, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to our operations, and benchmarking our performance against our competitors. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate our results of ongoing operations and enable more meaningful period-to-period comparisons. The reconciling adjustments in our non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.

AT CALAMP:	AT NMN ADVISORS:
Kurtis Binder	Nicole Noutsios
EVP & CFO	(510) 315-1003
ir@calamp.com	nicole@nmnadvisors.com

CalAmp Reports Fiscal Year 2019 First Quarter Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	May 31
	2018	2017

Revenues	$94,888	$88,081
Cost of revenues	56,797	50,638
Gross profit	38,091	37,443

Operating expenses:
Research and development	6,601	5,832
Selling and marketing	12,497	12,671
General and administrative	13,436	16,410
Restructuring	3,383	-
Intangible asset amortization	2,748	3,858
	38,665	38,771

Operating income (loss)	(574)	(1,328)

Non-operating income (expense):
Investment income	853	333
Interest expense	(2,665)	(2,518)
Gain on legal settlement	13,333	-
Other income (expense)	(226)	116
	11,295	(2,069)

Income (loss) before income taxes
and equity in net loss of affiliate	10,721	(3,397)
Income tax benefit (provision)	(1,771)	1,080
Income (loss) before equity in net
loss of affiliate	8,950	(2,317)
Equity in net loss of affiliate	(439)	(337)

Net income (loss)	$8,511	$(2,654)

Earnings (loss) per share:
Basic	$0.24	$(0.08)
Diluted	$0.23	$(0.08)

Shares used in computing earnings
(loss) per share:
Basic	35,458	35,068
Diluted	36,453	35,068

CalAmp Reports Fiscal Year 2019 First Quarter Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	May 31, 2018	February 28, 2018
Assets

Current assets:
Cash and cash equivalents	$169,509	$132,603
Short-term marketable securities	9,261	23,400
Accounts receivable, net	69,814	71,580
Inventories	32,557	36,302
Prepaid expenses and other current assets	13,076	12,000
Total current assets	294,217	275,885

Property and equipment, net	21,087	21,262
Deferred income tax assets	32,200	31,581
Goodwill	73,284	72,980
Other intangible assets, net	49,227	52,456
Other assets	23,407	18,829
	$493,422	$472,993

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$42,939	$35,478
Accrued payroll and employee benefits	6,471	10,606
Deferred revenue	20,232	17,757
Other current liabilities	31,541	31,688
Total current liabilities	101,183	95,529

1.625% convertible senior unsecured notes	156,230	154,299
Other non-current liabilities	33,568	24,249

Stockholders' equity:

Common stock	355	357
Additional paid-in capital	214,811	218,217
Accumulated deficit	(12,109)	(19,459)
Accumulated other comprehensive loss	(616)	(199)
Total stockholders' equity	202,441	198,916
	$493,422	$472,993

- more -

CalAmp Reports Fiscal Year 2019 First Quarter Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Amounts in thousands)
(Unaudited)

	Three Months Ended
	May 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$8,511	$(2,654)
Depreciation expense	2,043	2,025
Intangible assets amortization expense	2,748	3,858
Stock-based compensation expense	2,467	1,817
Amortization of convertible debt issue costs and discount	1,931	1,816
Tax benefits on vested and exercised equity awards	220	157
Deferred tax assets, net	772	(1,609)
Unrealized foreign currency transaction gains	137	-
Equity in net loss of affiliate	439	337
Other	(99)	(319)
Changes in operating assets and liabilities	11,743	5,480
NET CASH PROVIDED BY OPERATING ACTIVITIES	30,912	10,908

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities and sale of marketable securities	23,507	6,722
Purchases of marketable securities	(9,262)	(546)
Capital expenditures	(2,121)	(2,079)
Other	(26)	(69)
NET CASH USED IN INVESTING ACTIVITIES	12,098	4,028

CASH FLOWS FROM FINANCING ACTIVITIES:
Taxes paid related to net share settlement of vested equity awards	(233)	(156)
Proceeds from exercise of stock options	68	96
Repurchases of common stock	(5,710)	-
NET CASH USED IN FINANCING ACTIVITIES	(5,875)	(60)

EFFECT OF EXCHANGE RATE CHANGE ON CASH	(229)	108
Net change in cash and cash equivalents	36,906	14,984
Cash and cash equivalents at beginning of period	132,603	93,706

Cash and cash equivalents at end of period	$169,509	$108,690

CalAmp Reports Fiscal Year 2019 First Quarter Financial Results

CALAMP CORP.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This press release includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the SEC.  We believe that our presentation of historical non-GAAP financial measures provides useful supplementary information to investors.  The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

In this press release, we report the non-GAAP financial measures of Adjusted basis net income, Adjusted basis net income per diluted share, Adjusted EBITDA (Earnings Before Interest Income, Interest Expense, Income Taxes, Depreciation, Amortization and stock-based compensation, gain on legal settlement, restructuring charges and other adjustments as identified below), and Adjusted EBITDA margin. We use these non-GAAP financial measures to enhance the investor's overall understanding of the financial performance and future prospects of our core business activities. Specifically, we believe that the use of these non-GAAP measures facilitates the comparison of results of our core business operations between current and past periods.

The reconciliation of GAAP basis net income (loss) to Adjusted basis (non-GAAP) net income is as follows (in thousands except per share amounts):

	Three Months Ended
	May 31
	2018	2017
GAAP basis net income (loss)	$8,511	$(2,654)

Intangible assets amortization expense	2,748	3,858
Stock-based compensation expense	2,467	1,817
Non-cash interest expense from amortization of debt discount	1,712	1,610
GAAP basis income tax provision (benefit)	1,771	(1,080)
Equity in net loss of affiliate	439	337
Realized gain on investment of equity securities	629	-
Gain on legal settlement	(13,333)	-
Litigation provision	428	6,075
Legal expense for LoJack battery performance issue	1,686	497
Restructuring	3,383	-
Other	245	186
Adjusted basis income before income taxes	10,686	10,646
Income tax provision (non-GAAP basis) (a)	(200)	(250)
Adjusted basis net income	$10,486	$10,396

Adjusted basis net income per diluted share	$0.29	$0.29

Weighted average common shares outstanding on diluted basis	36,453	35,926

(a) The non-GAAP income tax provision represents cash taxes paid or payable for the period after giving effect to the utilization of net operating losses and tax credit carryforwards.

CalAmp Reports Fiscal Year 2019 First Quarter Financial Results

The reconciliation of GAAP-basis net income (loss) to Adjusted EBITDA and the calculation of Adjusted EBITDA margin are as follows (dollars in thousands):

	Three Months Ended
	May 31
	2018	2017

GAAP basis net income (loss)	$8,511	$(2,654)

Investment income	(853)	(333)
Interest expense	2,665	2,518
Income tax provision (benefit)	1,771	(1,080)
Depreciation	2,043	2,025
Amortization of intangible assets	2,748	3,858
Stock-based compensation	2,467	1,817
Equity in net loss of affiliate	439	337
Legal expense for LoJack battery performance issue	1,686	497
Litigation provision	428	6,075
Gain on legal settlement	(13,333)	-
Restructuring	3,383	-
Other	222	121
Adjusted EBITDA	$12,177	$13,181

Revenue	$94,888	$88,081

Adjusted EBITDA margin	13%	15%